                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") dated as of November 27, 2001, is made and entered into by and between Patricio E. Northland, an individual (the "Pledgor"), and AT&T Latin America Corp., a Delaware corporation (the "Company").

                                    RECITALS

                  WHEREAS, the Pledgor and the Company previously entered into a Security Agreement dated as of January 26, 2001 (the Original Security Agreement") in connection with a Promissory Note executed by the Pledgor in favor of the Company dated as of January 26, 2001 (the "Original Note"); and

                  WHEREAS, the Pledgor has executed an Amended and Restated Promissory Note (the "Amended Note") which cancels and replaces the Original Note; and

                  WHEREAS, the Pledgor wishes to grant security and assurance to the Company in order to secure the payment of the Amended Note, and to that effect the Pledgor wishes to pledge to the Company certain collateral.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. CANCELLATION OF ORIGINAL SECURITY AGREEMENT. The Original Security Agreement is hereby canceled and superseded in its entirety and replaced by this Security Agreement.

                  2. DEFINITIONS. All capitalized terms used in this Security Agreement and not otherwise defined shall have the meanings given to them in the Employment Agreement, dated as of November 1, 1999, among Pledgor, the Company and Frantis, Inc. (formerly known as FirstCom Corporation).

                  3. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to the Company, and hereby grants to the Company a security interest in, all of the Pledgor's right, title and interest in and to the 800,000 shares of Class A common stock of the Company (the "Pledged Stock") that were received by Executive in connection with the merger of FirstCom Corporation into a wholly-owned subsidiary of the Company in exchange for shares of FirstCom common stock purchased by Executive pursuant to the Restricted Stock Purchase

Agreement, dated as of October 31, 1999, between the Pledgor and FirstCom Corporation, and the certificates representing such shares, and all dividends, cash, instruments, chattel paper and other rights, property, products or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (the "Pledged Collateral").

                  4. SECURITY FOR OBLIGATIONS. This Security Agreement secures, and all of the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, of all obligations of every nature of the Pledgor under the Amended Note (including, without limitation, interest that but for the filing of a petition in bankruptcy with respect to the Pledgor, would accrue on such obligations), and all obligations of every nature of the Pledgor now or hereafter existing under this Security Agreement.

                  5. DELIVERY OF PLEDGED COLLATERAL. The Company acknowledges that Pledgor previously delivered all certificates or instruments representing or evidencing the Pledged Collateral to the Company and such certificates or instruments are held by the Company.

                  6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor hereby represents, warrants and/or covenants as follows:

                  (a) This Security Agreement is the legally valid and binding obligation of the Pledgor, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                  (b) The Pledgor's place of residence is currently Miami, Florida.

                  7. ADMINISTRATION OF SECURITY. The following provisions shall govern the administration of the Pledged Collateral:

                  (a) Until the Pledgor has fully paid all outstanding principal and other amounts accruing under the Amended Note, (i) the Company shall apply all dividends payable to the Pledgor with respect to all Pledged Collateral held by the Pledgor first to accrued interest, then to other amounts owing and then to principal under the Amended Note, and (ii) the Pledgor shall apply all proceeds of the sale of any or all of the Pledged Collateral as prescribed in Section 6 of the Amended Note.

                  (b) The Company will work in good faith with the Pledgor to the Pledged Collateral if and to the extent that the Pledgor proposes to sell or otherwise dispose of such Pledged Collateral in a manner that will facilitate such proposed sale or other disposition while protecting the legitimate interests of the Company.

                  (c) The Pledgor shall immediately upon request by the Company and in confirmation of the security interests hereby created, execute and deliver to the Company such further instruments, deeds, transfers, assurances and agreements, in form and substance as the Company



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

         requests, including any financing statement and amendments thereto, or any other documents, as required under New York law and any other applicable law to protect the security interests created hereunder.

                  8. EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an "Event of Default":

                  (a) Failure of the Pledgor to pay any principal, interest or other amount due under the Amended Note when due, whether at stated maturity, by acceleration, demand or otherwise; or

                  (b) Failure of the Pledgor to perform or observe any term, covenant or agreement as required pursuant to this Security Agreement or the Amended Note; or

                  (c) Death of the Pledgor; or

                  (d) A court having jurisdiction enters a decree or order for relief in respect of the Pledgor in an involuntary case under the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief is granted under any applicable federal or state law; or an involuntary case is commenced against the Pledgor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Pledgor or over all or a substantial part of his property is entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Pledgor for all or a substantial part of his property occurs; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Pledgor, and, in the case of any event described in this clause (d), such event continues for 60 days unless dismissed, bonded or discharged; or

                  (e) An order for relief is entered with respect to the Pledgor, or the Pledgor commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of his property; or the Pledgor makes an assignment for the benefit of creditors; or the Pledgor is unable or fails, or admits in writing his inability, to pay his debts as such debts become due.

                  9. REMEDIES IN CASE OF AN EVENT OF DEFAULT.

                  (a) If an Event of Default occurs and is continuing, the Company shall have all of the remedies of a secured party under New York law, and, without limiting the foregoing, shall have the right, subject to any necessary regulatory approvals, to sell, assign and



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

         deliver the whole or, from time to time, any part of the Pledged Collateral, or any interest in any part thereof. Notwithstanding the foregoing, the Company may elect to retain such shares rather than selling them to a third party, in which case the Company shall be deemed to have purchased such shares for a per share price equal to the closing price of a share of such Common Stock, as reported on the national exchange market on which such Common Stock is traded, on the date the related Event of Default occurs (the "Default Date Value"), or if the Company sells such shares to a third party, the per share proceeds of any such sale shall be deemed, for purposes of this Security Agreement, to be equal to the greater of the net sale proceeds per share and the Default Date Value.

                  (b) Neither failure nor delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  10. TERMINATION OF SECURITY INTEREST. The Company agrees that the security interests and all other rights granted to the Company hereunder with respect to the Pledged Collateral shall terminate promptly upon the earlier of (i) the full and complete satisfaction of all of the Pledgor's obligations under the Amended Note, (ii) the sale of the Pledged Collateral, provided that the Pledgor makes arrangements reasonably satisfactory to the Company to apply the net after tax proceeds of any such sale to repay the Loan to the extent prescribed in the Amended Note, or (iii) forgiveness of the Amended Note pursuant to Section 8 of the Amended Note.

                  11. ASSIGNMENTS AND TRANSFERS. Except as explicitly permitted pursuant to the terms of this Security Agreement, the Pledgor will not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Collateral or any interest therein.

                  12. COMPLIANCE WITH REGULATIONS G, T, U AND X. The Pledgor and the Company hereby agree that no part of the proceeds of the Loan will be used by the Pledgor to purchase or carry any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. The Pledgor has not taken and will not knowingly take any action that would cause this Security Agreement or the Amended Note to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereinafter be in effect.

                  13. ATTORNEY-IN-FACT. The Company or its successors are hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Company reasonably may deem necessary or advisable to accomplish the purposes hereof at any time after the occurrence of an Event of Default. This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  14. EXPENSES. The Pledgor shall pay to the Company upon demand the amount of any and all costs and expenses, including the reasonable fees and



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

expenses of its counsel and of any experts and agents, that the Company may incur in connection with (i) the exercise or enforcement of any of the rights of the Company hereunder, or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  15. NOTICES. All notices or other communications required or permitted to be given hereunder shall be delivered in the same manner as set forth in the Employment Agreement.

                  16. REASONABLE CARE. The Company shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Company accords its own property. Except to the extent required by law, the Company shall have no responsibility for (i) asserting or taking action with respect to calls, conversion, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Company has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to the Pledged Collateral.

                  17. MISCELLANEOUS.

                  (a) The provisions of this Security Agreement shall inure to the benefit of the successors and assigns of the Company. The Pledgor shall not assign or transfer any of his benefits or obligations arising under this Security Agreement.

                  (b) If any provision of this Security Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties shall negotiate in good faith to replace that provision with a new, valid and enforceable provision reflecting the same allocation of burdens and benefits as the stricken provision.

                  (c) This Security Agreement embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

                  (d) The headings in this Security Agreement are for convenience only and shall not affect the construction hereof.

                  (e) The Pledgor and the Company agree that there shall be no interpretation of the terms of this Security Agreement against the Company because the Company drafted this Security Agreement.

                  (f) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.




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                  (g) This Security Agreement may be amended only in a writing designated as an amendment and signed by the Pledgor and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered as of the date first above written.

                                      /s/ PATRICIO E. NORTHLAND
                                      ------------------------------------
                                      PATRICIO E. NORTHLAND





                                      AT&T LATIN AMERICA CORP.



                                      By: /s/ Marie Santana
                                         --------------------------------

                                      Title: Vice President, Human Resources
                                            --------------------------------



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